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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  September 11, 2001


                    American Airlines, Inc.
    (Exact name of registrant as specified in its charter)


      Delaware                      1-2691              13-1502798
  (State of Incorporation) ( Commission File Number)   (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)            (Zip Code)


                          (817) 963-1234
                  (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued by American on September 11, 2001 as Exhibit 99.1 which is included herein. This press release was issued to confirm that American lost two aircraft in tragic incidents this morning. These flights were Flight 11, a Boeing 767 en route from Boston to Los Angeles with 81 passengers, nine flight attendants and two pilots; and Flight 77, a Boeing 757 operating from Washington Dulles to Los Angeles with 58 passengers, four flight attendants and two pilots.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release




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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                        American   Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  September 11, 2001





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                         EXHIBIT INDEX


Exhibit        Description

99.1      Press Release



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                                             Exhibit 99.1



                         CONTACT:  Corporate Communications
                                               817-967-1577



              AMERICAN CONFIRMS TWO AIRCRAFT LOST

     FORT WORTH, Texas - American Airlines confirmed today that it lost two aircraft in tragic incidents this morning. American said the flights were Flight 11, a Boeing 767 en route from Boston to Los Angeles with 81 passengers, nine flight attendants and two pilots; and Flight 77, a Boeing 757 operating from Washington Dulles to Los Angeles with 58 passengers, four flight attendants and two pilots.
     Because of the heightened security due to the nature of today's events, American said it is working closely with U.S. government authorities and will not release more information at this time.
     The government has shut down the entire air traffic system in the United States. American, TWA and American Eagle will not operate.
       "We  are horrified by these tragic events," said Donald
J. Carty, chairman and CEO of American Airlines. "Our thoughts and prayers go out to the families of all involved."
     Media calls should be directed to the FBI. Customers who wish to receive information about relatives should call American's response number at 1-800-245-0999.

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